Exhibit 4.2




                  AGREEMENT TO FILE INSTRUMENTS
                  WITH RESPECT TO LONG-TERM DEBT

     Pursuant to Regulations S-K Item 601(b)(4)(iii)(A), Electromagnetic Sciences, Inc. hereby agrees to cause to be filed with the Securities and Exchange Commission, upon its request, a copy of any instrument, not filed as an exhibit to the Report or Registration Statement to which this Exhibit pertains, with respect to long-term debt of Electromagnetic Sciences, Inc. or any consolidated subsidiary of Electromagnetic Sciences, Inc.

                           ELECTROMAGNETIC SCIENCES, INC.



Date: March 25, 1996       By: /s/ William S. Jacobs
                               William S. Jacobs
                               Vice President and General Counsel